NIAGARA ENERGY TRADING INC.
                                INCOME STATEMENT
                                 MARCH 31, 1998


                                              SIX MONTHS        CURRENT
                                                 ENDED          QUARTER
                                              ----------        -------

Operating Income:
  Revenue                                     $ 796,991        $ 796,911
                                              ---------        ---------
                                                796,991          796,911
                                              ---------        ---------

Operating Expenses:
  Purchase Gas                                  733,939          733,939
  Lease Operating Expense                       133,482          133,482
  General & Administrative                       58,381           28,251
  Other Taxes                                       400                -
                                              ---------        ---------
                                                926,202          895,672
                                              ---------        ---------

Operating Income/(Loss)                        (129,291)         (98,761)
                                              ---------        ---------

Other Income
  Interest                                        2,580            2,580

Other Deductions
  Interest Expense                               11,403           11,403

Net Income/(Loss) Before Income Taxes          (138,114)        (107,584)

Income Taxes:
  Federal                                       (43,898)         (34,174)
  State                                         (12,405)          (9,657)
                                               --------         --------
                                                (56,303)         (43,831)
                                               --------         --------

Net Income/(Loss)                              $(81,811)        $(63,753)
                                               ========         ========